Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZAIS GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	46-1314400
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number.)

Two Bridge Avenue, Suite 322 Red Bank, New Jersey 07701-1106 (732) 978-7518
(Address of Principal Executive Offices, including Zip Code and Telephone Number)

ZAIS Group Holdings, Inc. 2015 Stock Incentive Plan
(Full Title of the Plan)

Michael F. Szymanski President and Chief Executive Officer ZAIS Group Holdings, Inc. Two Bridge Avenue, Suite 322 Red Bank, NJ 07701-1106 Tel.: (732) 450-7440
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service) Copies to:

Thomas P. Conaghan	Howard E. Steinberg
McDermott Will & Emery LLP	General Counsel
500 North Capital Street, N.W.	Two Bridge Avenue, Suite 322
Washington, D.C. 20001	Red Bank, NJ 07701-1106
Tel: (202) 756-8000	Tel: (212) 547-5400
Fax: (202) 756-8087	Fax: (212) 547-5444

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer  ☐    Accelerated Filer  ☒

Non-Accelerated Filer  ☐ (Do not check if a smaller reporting company)    Smaller Reporting Company  ☐

 CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.0001 per share	2,080,637 shares	$2.73(2)	$5,680,139.01(2)	$571.99

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) shall also cover any additional shares of Class A common stock which become issuable under the ZAIS Group Holdings, Inc. 2015 Stock Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act. The price is computed based upon the average of the high and low sales prices of ZAIS Group Holdings, Inc.’s Class A common stock on May 2, 2016, as reported on the NASDAQ Capital Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in this Part I will be delivered to the participants in the Plan, as specified in Rule 428(b)(1) of the Securities Act. Such documents are not required to be filed with the Securities and Exchange Commission (the “SEC”) as part of this Registration Statement. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC by ZAIS Group Holdings, Inc. (the “Company”) are hereby incorporated herein by reference:

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 10, 2016 (File No. 001-35848), as amended by Form 10-K/A (Amendment No. 1) filed on April 29, 2016;

(2)	Current Reports on Form 8-K filed on March 10, 2016 (Item 2.05 only), March 29, 2016, April 8, 2016, April 25, 2016 and May 6, 2016 (Item 8.01 only) (File No. 001-35848); and

(3)	The description of the Company’s Class A common stock, par value $0.0001 per share, contained in the Company’s Registration Statement on Form S-1 (File No. 333-186264) filed on January 29, 2013, as thereafter amended and incorporated by reference into the Company’s Registration Statement on Form 8-A (File No. 001-35848) filed on March 21, 2013, including any amendment or report filed for the purpose of updating such description.

In addition, all documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or other entity at the request of the Company. The Company’s Second Amended and Restated Certificate of Incorporation provides that the Company, to the full extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. In addition, as permitted by Section 102(b)(7) of the General Corporation Law of Delaware, the Company’s Second Amended and Restated Certificate of Incorporation provides that the Company’s directors will not be personally liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors, except (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for transactions from which directors derive improper personal benefit.

The Company has entered into agreements with its directors and officers to provide contractual indemnification in addition to the indemnification provided in the Company’s Second Amended and Restated Certificate of Incorporation. The Company’s Amended and Restated Bylaws also permit the Company to secure insurance on behalf of any director, officer, employee or agent of the Company or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another entity against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would otherwise have the power to indemnify such person against such liability. The Company has purchased a policy of directors’ and officers’ liability insurance that insures the Company’s directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors or officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. The Company believes that the provisions of the Company’s Second Amended and Restated Certificate of Incorporation, the indemnity agreements and the directors’ and officers’ liability insurance policy are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
5.1	Opinion of McDermott Will & Emery LLP
23.1	Consent of KPMG LLP
23.2	Consent of McDermott Will & Emery LLP (contained in the opinion filed as Exhibit 5.1 hereto)
24.1	Power of Attorney (included on signature page to this Registration Statement)
99.1	ZAIS Group Holdings, Inc. 2015 Stock Incentive Plan

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Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(2)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(3)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on May 9, 2016.

ZAIS GROUP HOLDINGS, INC.

By:	/s/ Michael F. Szymanski
	Name:	Michael F. Szymanski
	Title:	Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael F. Szymanski and Howard Steinberg, and each of them, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of this Registration Statement on Form S-8 under the Securities Act, including specifically, but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on May 9, 2016.

Signature	Capacity

/s/ Christian M. Zugel	Chief Investment Officer and Chairman of the Board of Directors
Christian M. Zugel

/s/ Michael F. Szymanski	Chief Executive Officer, President and Director
Michael F. Szymanski	(principal executive officer)

/s/ Donna Blank	Chief Financial Officer
Donna Blank	(principal financial officer)

/s/ Nisha Motani	Chief Accounting Officer
Nisha Motani	(principal accounting officer)

/s/ John Burke	Director
John Burke

/s/ Paul B. Guenther	Director
Paul B. Guenther

/s/ James Zinn	Director
James Zinn

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EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of McDermott Will & Emery LLP
23.1	Consent of KPMG LLP
23.2	Consent of McDermott Will & Emery LLP (contained in the opinion filed as Exhibit 5.1 hereto)
24.1	Power of Attorney (included on signature page to this Registration Statement)
99.1	ZAIS Group Holdings, Inc. 2015 Stock Incentive Plan

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